Exhibit 10.27

CONSENT AND THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Consent and Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 18th day of December, 2014, by and among (i) TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation with offices located at 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472 (“Borrower”), (ii) SILICON VALLEY BANK, a California corporation with an office located at 275 Grove Street, Suite 2-200, Newton, MA 02466 (“SVB”), (iii) OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), (iv) each of the other Lenders, listed on Schedule 1.1 hereof or otherwise a party thereto from time to time, including SVB and Oxford in their capacities as Lenders, (each a “Lender” and collectively, the “Lenders”), and (v) SVB, as agent (in such capacity, the “Agent”) for the Lenders.

RECITALS

A. Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of May 16, 2011, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 20, 2012, as amended by that certain Consent and Second Amendment to Loan and Security Agreement dated as of December 1, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Each Lender extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Lenders amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Each Lender has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 5.2(b) (Collateral). The Loan Agreement shall be amended by inserting the words “or in support of a new drug application” immediately after the words “pre-clinical and clinical trials” in Section 5.2(b) thereof.

2.2 Section 5.3 (Litigation). Section 5.3 is amended by deleting “One Hundred Thousand Dollars ($100,000)” and replacing it with “Two Hundred Fifty Thousand Dollars ($250,000)”.

2.3 Section 5.4 (No Material Deterioration in Financial Condition; Financial Statements). Section 5.4 is amended in its entirety and replaced with the following:

“5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries delivered to Agent fairly present, in all material respects the consolidated financial condition of Borrower and its Subsidiaries and the consolidated results of operations of Borrower and its Subsidiaries. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lenders.”

2.4 Section 6.2(a)(i) (Financial Statements, Reports, Certificates). Section 6.2(a)(i) is amended in its entirety and replaced with the following:

“(i) no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Agent;”

2.5 Section 6.2(v) (Financial Statements, Reports, Certificates). Section 6.2 is amended by adding the following to the end of such section:

“(d) Borrower shall not be required to deliver or furnish any document or materials under this Agreement to the extent such document or materials are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) or on Borrower’s website on the Internet at Borrower’s website address.”

2.6 Section 6.2(b) (Financial Statements, Reports, Certificates). Section 6.2(b) is amended in its entirety and replaced with the following:

“Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than forty-five (45) days after the last day of each quarter, deliver to Agent, a duly completed Compliance Certificate signed by a Responsible Officer.”

2.7 Section 6.5 (Insurance). Section 6.5 is amended in its entirety and replaced with the following:

“6.5 Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Borrower’s insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent and Lenders. All property policies of Borrower shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent, and all domestic liability policies shall show, or have endorsements showing, Agent, as an additional insured. All domestic policies of Borrower (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of Borrower’s policies and evidence of all premium payments. Proceeds payable under any policy of Borrower shall, at Agent’s option, be payable to Agent on behalf of the Lenders on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy of Borrower up to $100,000 with respect to any loss, but not exceeding $250,000, in the aggregate for all losses under all casualty policies of Borrower in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy of Borrower shall, at the option of Agent, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent or such Lender deems prudent.”

2.8 Section 6.6(a) (Operating Accounts). Section 6.6(a) is amended in its entirety and replaced with the following:

“Maintain all of Borrower’s and all of its Subsidiaries’ operating and other deposit accounts and securities accounts with Silicon Valley Bank or its Affiliates; provided, further, that Borrower shall have, at all times, on deposit in Collateral Accounts, operating, and investment accounts maintained with Silicon Valley Bank or its Affiliates that are subject to Control Agreements in favor of each Lender, cash and/or Cash Equivalents in an amount not less than one hundred five percent (105%) of the then-outstanding Obligations of Borrower to Lenders. Notwithstanding the foregoing, Bermuda Subsidiary and Securities Subsidiary may maintain accounts with banks and/or financial institutions other than Silicon Valley Bank or its Affiliates (the “Permitted Accounts”).”

2.9 Section 6.9 (Notices of Litigation and Defaults). Section 6.9 is amended by (i) deleting “One Hundred Thousand Dollars ($100,000)” and replacing it with “Two Hundred Fifty Thousand Dollars ($250,000)” and (ii) deleting “three (3) Business Days” and replacing it with “four (4) Business Days”.

2.10 Section 6.10 (Creation/Acquisition of Subsidiaries). The Loan Agreement shall be amended by inserting the words “(other than Bermuda Subsidiary and Securities Subsidiary”) immediately after the words “creates or acquires any Subsidiary” in Section 6.10 thereof.

2.11 Section 6.12 (Investments in Foreign Subsidiaries). Section 6.12 is amended in its entirety and replaced with the following:

“6.12 [Reserved.]”

2.12 Section 7.1(d) (Dispositions). Section 7.1(d) is amended in its entirety and replaced with the following:

“(d) of non-exclusive licenses for the use of the Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business in connection with joint ventures and collaborations and licenses that do not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States; or (e) dispositions contemplated under the Cost Sharing Agreement and the Rights Transfer Agreement.”

2.13 Section 7.2(b) (Changes in Business, Management, Ownership or Business Locations). The Loan Agreement shall be amended by inserting the words “(except for Tetraphase Securities)” immediately after the words “liquidate or dissolve” in Section 7.2(b) thereof.

2.14 Section 7.2 (Changes in Business, Management, Ownership, or Business Locations). Section 7.2(c)(i) is amended in its entirety and replaced with the following:

“(c) (i) fail to provide notice to Agent and Lenders of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after such Key Person’s departure from Borrower;”

2.15 Section 7.7(a) (Distributions; Investments). Section 7.7(a) of the Loan Agreement in its entirety and replaced with the following

“(a) Except for distributions by any Subsidiary to Borrower, pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment on account of or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate per fiscal year), or”

2.16 Section 7.8 (Transactions with Affiliates). Section 7.8 is amended in its entirety and replaced with the following:

“7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (i) Permitted Investments, (ii) in connection with the Rights Transfer Agreement and the Cost Sharing Agreement, and (iii) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.”

2.17 Section 7.12 (Securities Corporation). The Loan Agreement shall be amended by inserting the following new provision to appear as Section 7.12 thereof.

“7.12 Securities Corporation. Permit Securities Subsidiary or Tetraphase Securities to hold or maintain any assets (including, without limitation, any intellectual property), other than cash and Cash Equivalents.”

2.18 Section 9.1(c) (Rights and Remedies). The Loan Agreement shall be amended by inserting the words “and Lenders” immediately before the words “shall have the right, without notice or demand” in Section 9.1(c) thereof.

2.19 Section 9.1(c)(iv) (Rights and Remedies). The Loan Agreement shall be amended by inserting the words “of Borrower” immediately after the words “place a “hold on any account” in Section 9.1(c)(iv) thereof.

2.20 Section 13.1 (Definitions). The Loan Agreement shall be amended by (i) deleting “and” at the end of subsection (f); (ii) changing “.” to “; and” at the end of subsection (g); and (iii) inserting the following new subsection (h) to appear in the definition of “Permitted Indebtedness” set forth in Section 13.1 thereof:

“(h) unsecured Indebtedness pursuant to the Cost Sharing Agreement and the Rights Transfer Agreement.”

2.21 Section 13.1 (Definitions). Subsection (l) appearing in the definition of “Permitted Investments” set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(l) (i) Investments by Borrower in Bermuda Subsidiary (including pursuant to the Cost Sharing Agreement), and (ii) provided Borrower has complied with the provisions of Section 7.12, cash Investments by Borrower in Securities Subsidiary; and provided further that in each case of (i) and (ii) no Event of Default exists or would result from such Investment.”

2.22 Section 13.1 (Definitions). The following definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account (other than accounts of Securities Subsidiary) in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Agent, and (d) money market accounts at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. For the avoidance of doubt, the direct purchase by Borrower, any co-borrower, any guarantor, or any subsidiary of Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower, any co-borrower, any guarantor or any subsidiary of Borrower shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower and its Subsidiaries are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity, in each case, for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account of Borrower.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, each Compliance Certificate, the Pledge Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower for the benefit of Lenders and Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

2.23 Section 13.1 (Definitions). The Loan Agreement is amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“Cost Sharing Agreement” means that certain Agreement For Sharing Intangible Development Costs between Borrower and Bermuda Subsidiary dated as of December 1, 2014 and effective as of November 25, 2014.

“Pledge Agreement” means that certain Pledge Agreement executed by Borrower in favor of Agent, for the ratable benefit of the Lenders, dated as of December 18, 2014, as may be amended, modified, supplemented or restated from time to time.

“Rights Transfer Agreement” means that certain Rights Transfer Agreement between Borrower and Bermuda Subsidiary dated as of December 1, 2014.

“Securities Subsidiary” means Tetraphase Pharma Securities, Inc., a corporation organized under the laws of Massachusetts and a Subsidiary of Borrower.

“Tetraphase Securities” means Tetraphase Securities Corporation, a corporation organized under the laws of Massachusetts and a Subsidiary of Borrower.

2.24 Exhibit C (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.

3. Release of TetraPhase Securities Corporation. Upon the occurrence the Condition to Effectiveness (as defined in Section 10 of this Amendment:

3.1 TETRAPHASE SECURITIES CORPORATION (“Released Borrower”) will automatically, and without the need for any further action on the part of Agent, Lenders or any other Person, be fully and forever released as a Borrower under the Loan Agreement and each other Loan Document;

3.2 the Liens, security interests and other rights of Agent and each Lender in and to any and all of the assets of Released Borrower will automatically, and without the need for any further action on the part of Agent, Lenders, or any other Person, be fully and forever released and terminated;

3.3 Released Borrower, or any of Released Borrower’s designees as notified to Agent in writing (which may be submitted by facsimile or electronic mail transmission), and their respective attorneys, agents and representatives, is authorized to file UCC-3 termination statements with respect to Released Borrower in all applicable jurisdictions to evidence the release and termination referred to above; and

3.4 Agent shall at Borrower’s sole cost and expense, (i) promptly execute and deliver to Released Borrower all documents and instruments reasonably requested by Released Borrower to further evidence the release and termination of the Liens, security interests and other rights in favor of Agent, for the ratable benefit of the Lenders, in and to the assets of Released Borrower under the Loan Documents, and (ii) promptly deliver to Released Borrower, or their respective designees as notified to Bank in writing (which may be submitted by facsimile or electronic mail transmission), all instruments and other property of Released Borrower that are in the possession of Agent, for the ratable benefit of the Lenders.

3.5 The other Borrower hereby consents to Agent’s release of Released Borrower and acknowledges and confirms that it remains fully liable under the Loan Agreement and the other Loan Documents. Notwithstanding the foregoing, nothing herein shall be deemed a release or discharge by Agent or Lenders of any security interest, lien, or pledge of any other Collateral other than as expressly set forth herein.

4. Consent to Formation of Subsidiary. Borrower has notified Agent and Lenders that Borrower intends to create the Securities Subsidiary (the “Subsidiary Formation”). Borrower has requested that Agent and Lenders consent to the Subsidiary Formation. Agent and Lenders hereby consent to the Subsidiary Formation and agree that the Subsidiary Formation shall not, in and of itself, constitute an “Event of Default” under Section 6.10 (relative to creation and acquisition of subsidiaries), Section 7.3 (relative to mergers or acquisitions), or Section 7.7 (relative to distributions and investments) of the Loan Agreement. The Securities Subsidiary shall continue to be subject to all of the terms and conditions of the Loan Agreement (other than Section 6.10 of the Loan Agreement).

5. Limitation of Amendments.

5.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contract with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of December 18, 2014, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of December 20, 2012. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be (i) conditioned upon receipt of each of the closing deliverables set forth on the Document Agenda attached as Schedule 2 hereto, and (ii) deemed effective upon (a) the due execution and delivery to Agent of (a) this Amendment by each party hereto, and (b) Borrower’s payment of Lenders’ Expenses (collectively, the “Condition to Effectiveness”).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TETRAPHASE PHARMACEUTICALS, INC.

By:	/s/ David Lubner
Name:	David Lubner, CFO

AGENT AND LENDERS:

SILICON VALLEY BANK, as Agent and a Lender

By:	/s/ Kate Walsh
Name:	Kate Walsh
Title:	Vice President

OXFORD FINANCE LLC, as a Lender

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

Schedule 1

EXHIBIT C -COMPLIANCE CERTIFICATE

TO:	Silicon Valley Bank, as Agent

FROM:	TETRAPHASE PHARMACEUTICALS, INC.

The undersigned authorized officer of TETRAPHASE PHARMACEUTICALS, INC. (“Borrower”) hereby certifies in such capacity that in accordance with the terms and conditions of the Loan and Security Agreement among Borrower, Agent, and the Lenders (the “Agreement”),

(i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below;

(ii) There are no Events of Default, except as noted below;

(iii) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(iv) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement;

(v) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent

Attached are the required documents, if any, supporting our certification(s). The Officer on behalf of Borrower further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement		Complies
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 150 days after Fiscal Year End		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (w/n 45 days of FYE). and when revised		Yes	No	N/A

4)	8-K, 10-K and 10-Q Filings	If applicable		Yes	No	N/A

5)	Intellectual Property	Material Changes to composition of IP		Yes	No	N/A

6)	Intellectual Property	New Registrations		Yes	No	N/A

7)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$
8)		Month	QTD	YTD

9)			$

	Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No

Silicon Valley Bank
2)			Yes	No	Yes	No

Silicon Valley Bank
3)			Yes	No	Yes	No

Silicon Valley Bank
5)			Yes	No	Yes	No

6)			Yes	No	Yes	No

	Minimum Cash and Cash Equivalents at SVB	Requirement	Actual	Compliance

	Minimum Cash and Cash Equivalents at SVB	Not less than 105% of the outstanding Obligations	$	Yes	No

Other Matters
	Have there been any changes in Key Person since the last Compliance Certificate?			Yes	No
	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Agreement?			Yes	No

	Have there been any new or pending claims or causes of action against Borrower that involve more than $250,000?			Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDERS USE ONLY
TETRAPHASE PHARMACEUTICALS, INC.	DATE

By:		Received by:	Verified by:

Name:

Title:		Date:	Date:

		Compliance Status	Yes	No

Schedule 2

SILICON VALLEY BANK

OXFORD FINANCE LLC

TERM LOAN FACILITY

WITH

TETRAPHASE PHARMACEUTICALS, INC.

DECEMBER 2014

Responsible Party[1]

I.	AUTHORITY DOCUMENTS

	1.	Certificate of Incorporation, as amended	BC

	2.	By-Laws, as amended	BC

	3.	Certificate of Good Standing (Long Form) – Delaware	BC

	4.	Certificates of Foreign Qualification (a) Massachusetts (b) California	BC

	5.	Secretary’s Corporate Borrowing Certificate (attaching Board Consent)	AC

	6.	Shareholder Consent, as necessary (please provide drafts for R&B’s review prior to execution)	BC

II.	LOAN DOCUMENTS

	7.	Consent and Third Amendment to Loan and Security Agreement	AC

	8.	UCC Termination Statement – TetraPhase Securities Corporation	AC

[1]	AC = Agent’s Counsel - Riemer & Braunstein LLP
BC = Borrower’s Counsel – Wilmer, Cutler, Pickering Hale & Dorr LLP

Responsible Party[1]

	9.	Stock Pledge Agreement	AC

	10.	Updated Perfection Certificate (to be completed by Borrower and delivered to Lenders prior to closing)	AC/BC

	11.	Landlord’s Consents, as necessary (pending review of Updated Perfection Certificate)	AC

	12.	Bailee’s Waivers, as necessary (pending review of Updated Perfection Certificate)	AC

	13.	Deposit/Securities Account Control Agreements, as necessary	On File with Lenders

	14.	Post-Closing Letter	AC

III.	MISCELLANEOUS

	15.	UCC and other Lien Searches for each Borrower	On File with Lenders

	16.	Intellectual Property Search Results	On File with Lenders

	17.	Stock Certificates and Stock Powers - Tetraphase Pharmaceuticals (Bermuda) Ltd.	BC

	18.	Stock Certificates and Stock Powers - Tetraphase Pharma Securities, Inc.	Post-Closing within 10 days

	19.	Evidence of Insurance (On Acord 28 Form, and Acord 25S Form), together with Endorsements	On File with Lenders

	20.	Payment of Fees – Lenders’ Fees	Borrower